EXHIBIT 99.3
GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On May 31, 2005 Entertainment Distribution Company (USA), LLC (“EDC USA”) and Blitz 05-107 GmbH (“EDC Germany”), each of which is an indirect subsidiary of Glenayre Technologies, Inc., closed the transactions under the Asset Purchase Agreement and the Share Purchase Agreement dated May 9, 2005 to which they are party with certain subsidiaries of Universal Music Group (“Universal Music”). Under the Asset Purchase Agreement, EDC USA acquired the assets comprising the United States portion of Universal Music’s CD and DVD manufacturing and distribution operations (“UM&L USA”). Under the Share Purchase Agreement, EDC Germany acquired all of the outstanding shares of Universal Music’s Germany subsidiary (“UM&L Germany”) that operated the central European portion of Universal Music’s CD and DVD manufacturing and distribution operations.
The following unaudited pro forma condensed combined statements of operations are based on the historical financial statements of Glenayre Technologies, Inc. (“Glenayre” or the “Company”) and the historical combined carve-out financial statements of certain CD and DVD manufacturing and distribution subsidiaries of Universal Music Group (“UM&L”), after giving effect to Glenayre’s acquisition of UM&L, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined statements of operations of Glenayre and UM&L for year ended December 31, 2004 and the six months ended June 30, 2005 are presented as if the acquisition had taken place on January 1, 2004 and were carried forward through June 30, 2005.
The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined statements of operations is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. These estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to fixed assets, identifiable intangible assets and goodwill, and the fair value of profits interests as of the acquisition date.
The unaudited pro forma condensed combined statements of operations are not intended to represent or be indicative of the consolidated results of operations or financial position of Glenayre that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations of Glenayre. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that EDC may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with historical carve-out financials statements and accompanying notes of UM&L included in this filing and the historical consolidated financial statements and accompanying notes of Glenayre included in its annual reports on Form 10-K and quarterly reports on Form 10-Q.

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2004
$000’s

		Universal
	Glenayre	Manufacturing &	Pro Forma
	Technologies, Inc.	Logistics	Adjustments	Notes		Consolidated
Revenues	$50,575	$403,103	$(122,728)	(a	)	$330,950
Cost of Revenues	25,857	250,164	(20,643)	(b	)	255,377

GROSS MARGIN	24,718	152,939	(102,085)			75,572

OPERATING EXPENSES:
Selling, general and administrative expense	19,886	32,756	5,888	(c	)	58,530
Research and development expense	13,374	—	—			13,374
Advertising expense	556	—	—			556
Amortization of intangible assets	—	—	6,805	(d	)	6,805
Other operating expenses	172	—	—			172

Total Operating Expenses	33,987	32,756	12,692			79,436

OPERATING INCOME (LOSS)	(9,269)	120,183	(114,777)			(3,864)

OTHER INCOME (EXPENSE):
Interest income	1,203	714	—			1,917
Interest expense	(228)	(953)	(4,966)	(e	)	(6,147)
Gains (losses) on disposal of assets, net	84	—	—			84
Other income	15	(2,800)	2,880	(f	)	95

Total Other Income (expense)	1,074	(3,039)	(2,086)			(4,051)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,195)	117,144	(116,863)			(7,915)
Provision (benefit) for income taxes	(55)	50,832	(49,157)	(g	)	1,620

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(8,140)	$66,312	$(67,706)			$(9,535)

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Income (loss) from continuing operations	$(0.12)	$1.00	$(1.02)			$(0.14)

INCOME (LOSS) PER COMMON SHARE — ASSUMING DILUTION:
Income (loss) from continuing operations	$(0.12)	$1.00	$(1.02)			$(0.14)

Depreciation expense included in Income (Loss) from continuing operations:	$1,783	$20,165	$(3,354)			$18,594
See notes to unaudited pro forma condensed combined statement of operations

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the six months ended June 30, 2005
$000’s

		Universal
	Glenayre	Manufacturing &	Pro Forma
	Technologies, Inc.	Logistics	Adjustments	Notes		Consolidated
Revenues	$60,676	$163,450	$(47,403)	(a	)	$176,723
Cost of Revenues	34,146	97,925	(2,548)	(b	)	129,522

GROSS MARGIN	26,530	65,525	(44,855)			47,200

OPERATING EXPENSES:
Selling, general and administrative expense	19,085	17,420	2,083	(c	)	38,588
Research and development expense	6,982	—	—			6,982
Advertising expense	—	—	—			—
Amortization of intangible assets	566	—	2,903	(d	)	3,469
Other operating expenses	15	—	—			15

Total Operating Expenses	26,648	17,420	4,986			49,054

OPERATING INCOME (LOSS)	(118)	48,105	(49,841)			(1,853)

OTHER INCOME (EXPENSE):
Interest income	1,101	259	—			1,360
Interest expense	(512)	(143)	(1,758)	(e	)	(2,413)
Gains (losses) on disposal of assets, net	(1)	(39)	—			(40)
Other income	(1,005)	1,399	—			394

Total Other Income (expense)	(417)	1,476	(1,758)			(699)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(535)	49,581	(51,599)			(2,553)
Provision (benefit) for income taxes	163	12,207	(12,207)	(g	)	163

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(698)	$37,374	$(39,392)			$(2,716)

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Income (loss) from continuing operations	$(0.01)	$0.56	$(0.59)			$(0.04)

INCOME (LOSS) PER COMMON SHARE — ASSUMING DILUTION:
Income (loss) from continuing operations	$(0.01)	$0.56	$(0.59)			$(0.04)

Depreciation expense included in Income (Loss) from continuing operations:	$2,022	$5,546	$—			$7,568
See notes to unaudited pro forma condensed combined statement of operations

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
On May 31, 2005 the Company completed the acquisition of the North American and central European CD and DVD manufacturing and distribution operations from Universal Music Group (“Universal”) for a purchase price of approximately $122.2 million. The results of operations of the acquired operations have been included in the consolidated financial statements of the Company since the acquisition date. The acquisition was made through Entertainment Distribution Company, LLC (“EDC”), a newly formed division of Glenayre. The acquisition was a strategic opportunity for the Company to become an industry leader in providing pre-recorded products and distribution services to the entertainment industry. As part of the transaction, EDC entered into 10-year supply agreements with Universal under which it is the exclusive manufacturer and distributor for approximately 80% of Universal’s CD and DVD requirements for North America and central Europe.
The North American CD and DVD manufacturing and distribution operations were acquired under an Asset Purchase Agreement. The central European CD and DVD manufacturing and distribution operations were acquired under a Share Purchase Agreement. The acquired assets include Universal’s manufacturing and distribution operations in Hanover, Germany, its manufacturing operations in Grover, North Carolina, and its distribution operations in Fishers, Indiana, Reno, Nevada and Wilkes-Barre, Pennsylvania. EDC is leasing all of the facilities with the exception of the manufacturing facility in Grover, North Carolina, which it acquired from Universal.
The purchase price paid at closing was $82.6 million and is subject to post-closing adjustments. Of the purchase price paid at closing, $30.5 million was for the U.S. operations, $43.9 million (€35.2 million) was for the central European operations, and the balance constituted transaction expenses. Additionally, under the terms of the supply contracts entered into as part of the transaction, EDC is obligated to pay to Universal future scheduled amounts with a net present value totaling approximately $39.6 million. This long-term obligation is scheduled to be paid as follows: approximately $5.6 million is payable on December 15, 2005, approximately $8.0, $13.4, $13.8 and $1.4 million is payable on each of May 31, 2006 through 2009, respectively, and approximately $400,000 is payable on each of December 15, 2006 through 2014, respectively. Approximately 46% of the total obligation is payable in Euros.
EDC was capitalized with a $35 million equity capital contribution from Glenayre. Following the closing, members of EDC management purchased $772,000 of Glenayre’s equity interest. In addition, certain profits interests were issued at closing to EDC management, Universal and the Company’s financial advisor that will entitle these parties to up to thirty percent of EDC’s profits, after Glenayre has received a return of its equity capital contribution and certain internal rate of return hurdles and other conditions have been met.
To fund the balance of the purchase price and provide for working capital needs, EDC obtained a senior secured credit facility with Wachovia Bank, National Association for an aggregate principal amount of $56.5 million consisting of a term facility of $46.5 million repayable over five years, and a revolving credit facility of $10.0 million. Glenayre

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
collateralized $16.5 million of the credit facility by depositing cash in the same amount with the lender on the closing date.
The acquisition was accounted for as a purchase business combination in accordance with SFAS 141, Business Combinations. The purchase price is being allocated to the related tangible and identifiable intangible assets acquired and liabilities assumed based on their respective estimated fair values on the acquisition date. Identifiable intangible assets acquired include 10-year manufacturing and distribution services supply agreements between EDC and Universal Music Group. In accordance with SFAS 142, Goodwill and Other Intangible Assets, the fair values of the identifiable intangible assets are being amortized over their estimated useful lives in a manner that best reflects the economic benefits derived from such assets. The purchase price is being allocated to the assets and liabilities based upon their estimated fair value at the date of the acquisition as noted below. Included in the assets purchased was $38.4 million (€30.8 million) of cash contributed by the seller. $30.6 million (€24.5 million) of the cash contributed was to fund certain net liabilities assumed by EDC as described below, and the remaining $7.8 million (€6.2 million) was to meet certain German regulatory requirements. The preliminary allocation was based on real estate appraisals obtained for land and buildings, on net book values for furniture and equipment, and on preliminary calculations of the present value of the cash flows of the supply agreements. These estimated values are subject to change upon the finalization of the valuations. Valuations for the profits interests granted to the investment banker, Universal and certain EDC management, and for management members’ right to force sell (put) their ownership to EDC, LLC or the Company have not been finalized, and therefore allocations for these items have not yet been assigned.

Estimated Fair
Value at
(in millions)	Acquisition Date

Cash	38.4
Accounts Receivable	5.7
Other receivables	2.3
Inventories	10.1
Prepaid Assets	1.8
Property, Plant & Equipment	36.8
Long-term Receivable from Universal**	21.1
Deferred Financing Fees	1.0
Intangible Assets	68.6
Accounts Payable and Accrued Expenses	(27.9)
Long term Liabilities	(35.7)

Total	$122.2

**Under the terms of the share purchase agreement relating to the acquisition of Universal’s central European operations, the seller will reimburse EDC for $51.7 million relating to the liabilities net of accounts receivable and other receivables assumed by EDC at the acquisition date. Amounts not paid or received in future periods for these assumed liabilities and receivables,

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
with the exception of the pension obligation, will be adjusted through the seller receivable. To fund the payment of these obligations, Universal contributed $30.9 million (€24.5 million) of cash at the time of the acquisition and will contribute the remaining $21.1 million (€16.9 million) as future obligations become due. $24.1 million (€19.3 million) of the cash contributed at the acquisition will be held in escrow until May 31, 2010 to fund various long-term pension and employee loan obligations, many of which extend beyond 2010.
Assumptions underlying the pro forma adjustments necessary to present this pro forma information are described in notes herein. Certain amounts from UM&L USA and UM&L Germany’s combined historical carve-out financial statements have been reclassified to conform to the Glenayre presentation. Discontinued operations and cumulative effects of changes in accounting and the related earnings per share data have been excluded from the presentation of the unaudited pro forma combined statements of operations.
The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:
(a)	To adjust revenues as follows:
•	Reduce revenue by approximately $102 million for 2004 and $39 million for the six months ended June 30, 2005 to reflect the pricing terms in the supply agreements in effect immediately after the acquisition transaction between Entertainment Distribution Company, LLC (“EDC”), a majority owned subsidiary of Glenayre, and Universal Music Group; and

•	Eliminate freight revenue of approximately $20 million for 2004 and $8 million for the six months ended June 30, 2005 to reflect net revenue based on the terms of the new supply agreements.
(b)	To adjust cost of revenues as follows:
•	Eliminate freight of approximately $20 million for 2004 and $8 million for the six months ended June 30, 2005 based on the terms of the new supply agreements; and

•	Increase royalty expenses by approximately $5 million for the six months ended June 30, 2005 to reflect the royalty rates to be paid by EDC.
(c)	To adjust general and administrative costs as follows:
•	Add certain corporate overhead and compensation costs of $5 million for 2004 and $2.1 million for the six months ended June 30, 2005 for incremental costs related to new contracts to support the acquired business;

•	Eliminate pension costs of approximately $1.6 million related to pension liabilities not acquired, and certain other general and administrative costs of $0.3 million incurred by businesses not acquired for 2004; and

•	To eliminate certain non-recurring income of $2.9 million for 2004 generated by former business of UM&L that were not acquired.
(d)	To reflect additional amortization expenses related to intangible assets acquired. The actual amortization amount is subject to change based on the final valuation results.
(e)	To reflect additional interest charges related to the new term loan of $46.5 million, the amortization of related deferred financing costs, and accretion of deferred rebates to be paid to Universal Music Group, pursuant to the asset and share purchase agreements.

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
(f)	To eliminate loss of $2.9 million for 2004 related to sale of buildings to other affiliates of Universal Music.
(g)	To adjust the combined tax provision to reflect the tax effect of the pro forma adjustments and the application of Glenayre’s tax attributes to the acquired business. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Glenayre and UM&L filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share are based on the weighted average number of shares of Glenayre common stock outstanding for year ended December 31, 2004 and six months ended June 30, 2005.